UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0910

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 23, 2013, Gannett Co., Inc. (“Gannett”) and Sander Media LLC, a third party operator that acquired broadcast stations in certain markets where Gannett and Belo Corp. (“Belo”) overlap, announced that Gannett has entered into an agreement for the sale of KMOV-TV in St. Louis, Missouri, to Meredith Corporation (“Meredith”). The transaction, upon government approval, will satisfy Gannett’s and Belo’s obligations under the previously announced proposed consent decree with the U.S. Department of Justice.

Under a separate agreement, KTVK-TV and KASW-TV in Phoenix, Arizona, will be sold to Meredith or its qualified assignee, SagamoreHill of Phoenix, LLC.

The three stations will be sold for a total of $407.5 million in cash, subject to adjustment for working capital, and the transactions are contingent upon regulatory approvals and customary closing conditions.

A copy of the press release announcing the agreements is filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release of Gannett Co., Inc. dated December 23, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
	Name:	Todd A. Mayman
	Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated December 23, 2013.